UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest event reported) August 24, 1996


                      PHOENIX RESOURCES TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


         Nevada               1-10987 and 0-19708          84-1034982
         Name or other         Commission File No.         (I.R.S. Emp.
         Jurisdiction of                                    Identification
         Incorporation                                      Number)

                 8283 N. Hayden Suite 128 Scottsdale. Az. 85258
                    Registrant's Telephone No. (602) 905-1320

         Events to be reported:

     On August l, 1996 the Board of Directors of Phoenix Resources Technologies, Inc. in a special meeting, took the following action:

     The Board of Directors voted unanimously to sell the common stock of Hughes Wood Products, Inc. and it's subsidiary Houston Woodtech, Inc. to Mr. James Hughes, the former chairman of the board of directors. Mr. Hughes resigned as a director and an officer in January 1996. The division contributed the larger part of the corporation's sales, but the wood products division was burdened with excessive debt and the business is extremely cyclical. This sale makes the corporation an oil and gas, pipeline and drilling company.

         Sales price as follows:

         Note receivable
         Debt assumption                                          $1,000,000
         Total sale price                                         10,808,502
         Assets surrendered                                       11,808,502
         Net profit before tax and                                10.080.274
         reserve for contigencies                                $ 1,728,228

         Item 1.  Change of control

         No change in control.

         Item 2.  Acquisition of Assets

         Sale of assets

         Item 3.  Bankruptcy

         Note applicable

         Item 4,  Changes in Registrant Certifying Accountant

         None

         Item 5.  Other events

         None

         Item 6.  Resignation of Registrant's Directors Not applicable

         Item 7.  Financial Statements and Exhibits

         Financial statements are included in Form 10Q filed for July
         31, 1996.

         Exhibits:
         To be furnished.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOENIX RESOURCES TECHNOLOGIES, INC.

By:      /s/  James R. Ray
         ________________________________________
Title:   President, CEO, Director

Date:    September 1, 1996


By:      /s/  George W. Smith
         ________________________________________
Title:   Secretary, Director

Date:    September 1, 1996